UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BLACK HILLS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

South Dakota	46-0458824
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

625 Ninth Street
Rapid City, South Dakota	57709-1400
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-197895

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the Corporate Units to be registered hereby is set forth under the captions “Description of the Equity Units”, “Description of the Purchase Contracts”, “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Junior Subordinated Notes” included in the Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2015, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”). The foregoing Prospectus Supplement is incorporated herein by reference.

The Prospectus Supplement was filed pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-197895), originally filed with the Commission under the Securities Act on August 6, 2014 and amended by Post-Effective Amendment No. 1 filed on November 16, 2015.

Item 2.   Exhibits

Number	Description

1

Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 001-31303/Film No. 14642377)).

2

Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on February 3, 2010 (File No. 001-31303/Film No. 10569447)).

3

Junior Subordinated Indenture dated as of November 23, 2015 between the Registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K (File No. 001-31303 filed on November 23, 2015).

4

First Supplemental Indenture dated as of November 23, 2015 between the Registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K (File No. 001-31303 filed on November 23, 2015).

5	Form of 2015 Series A 3.50% Remarketable Junior Subordinated Note due 2028 (included in Exhibit 4).

6

Purchase Contract and Pledge Agreement dated as of November 23, 2015 among the Registrant and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary (incorporated herein by reference to Exhibit 4.4 to Form 8-K (File No. 001-31303 filed on November 23, 2015).

7	Form of Remarketing Agreement (included in Exhibit 6).

8	Form of Corporate Unit (included in Exhibit 6).

9	Form of Treasury Unit (included in Exhibit 6).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK HILLS CORPORATION

Date: November 23, 2015	By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Number	Description	Method of Filing

1	Restated Articles of Incorporation	Incorporation by Reference

2	Amended and Restated Bylaws	Incorporation by Reference

3	Junior Subordinated Indenture	Incorporation by Reference

4	First Supplemental Indenture	Incorporation by Reference

5	Form of 2015 Series A 3.50% Remarketable Junior Subordinated Note due 2028 (included in Exhibit 4)	Incorporation by Reference

6	Purchase Contract and Pledge Agreement	Incorporation by Reference

7	Form of Remarketing Agreement (included in Exhibit 6)	Incorporation by Reference

8	Form of Corporate Unit (included in Exhibit 6)	Incorporation by Reference

9	Form of Treasury Unit (included in Exhibit 6)	Incorporation by Reference